                                                          EXHIBIT 99



NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS OF FIRST EVERGREEN CORPORATION

MEETING DATE:  APRIL 25, 1996

The Annual Meeting of Stockholders of First Evergreen Corporation ("First Evergreen") will be held at the Evergreen Park facility of the First National Bank of Evergreen Park located at 3101 West 95th Street in Evergreen Park, Illinois, on Thursday, April 25, 1996 at 2:00 p.m., Central Daylight Savings Time, for the following purposes:

1. TO ELECT A BOARD OF DIRECTORS, each Director to hold office until the next Annual Meeting of the Stockholders and until a successor shall be elected and shall qualify;

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as independent public accountants for First Evergreen; and

3. TO TRANSACT ANY OTHER BUSINESS which properly may be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 1996 as the record date for the determination of Stockholders entitled to notice of and a vote at the Meeting. If you are unable to attend the Meeting in person, please sign the enclosed proxy form and mail it promptly in the envelope provided.

By Order of the Board of Directors

                                                          Dated:  March 19, 1996
/s/STEPHEN M. HALLENBECK
------------------------------------------
Stephen M. Hallenbeck, Secretary/Treasurer

IMPORTANT NOTICE:

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of First Evergreen Corporation ("First Evergreen"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 25, 1996 (the "Meeting") at 2:00 p.m., Central Daylight Savings Time, at the Evergreen Park facility of the First National Bank of Evergreen Park, 3101 West 95th Street in Evergreen Park, Illinois. All expenses of this solicitation will be paid by First Evergreen.

A proxy may be revoked by delivering a written notice of revocation to First Evergreen's office or in person at the Meeting at any time prior to the voting thereof.

Stockholders of record at the close of business on March 19, 1996 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of First Evergreen outstanding on the record date is entitled to one vote. (See VOTING RIGHTS) At the close of business on Tuesday, March 19, 1996, 402,685 shares of Common Stock of First Evergreen were outstanding.

The proxy statement and the accompanying proxy are first being mailed to First Evergreen Stockholders on or about April 1, 1996.

The proxy also may be voted with discretionary authority in any other matters properly presented before the Meeting unless a contrary specification is made.

ANNUAL REPORT TO STOCKHOLDERS

The First Evergreen Annual Report to Stockholders will be mailed on or about April 1, 1996.

VOTING RIGHTS

All voting rights are vested in the Stockholders of First Evergreen Common Stock, each share being entitled to one vote. There are no cumulative voting rights in the election of directors.

ELECTION OF DIRECTORS

At the Meeting, First Evergreen Stockholders will be asked to elect a Board of five (5) Directors for a term extending until the 1997 Annual Meeting of First Evergreen Stockholders, and their respective successors are elected and shall qualify. The following individuals have been nominated for election to the First Evergreen Board of Directors:

                          Alfred E. Bleeker
                          Jerome J. Cismoski
                          Stephen M. Hallenbeck
                          Kenneth J. Ozinga
                          Martin F. Ozinga

The following table contains certain information with respect to each of the nominees:


Name, age, year became a Director of                        Common Stock of First Evergreen
First Evergreen or a Subsidiary Bank,                            beneficially owned as of
principal occupation during last five years                          March 19, 1996
         OTHER DIRECTORSHIPS:                                  NUMBER OF      PERCENT OF
                                                                SHARES          CLASS
1.       ALFRED E. BLEEKER, 87                                    31,606        7.85%
         Director of First Evergreen or a Subsidiary
         Bank since 1951; Proprietor, Bleeker's Bowling
         Lanes, a bowling and restaurant establishment.

2.       JEROME J. CISMOSKI, 47                                    4,434 (1)    1.10%
         Director of First Evergreen or a Subsidiary
         Bank since 1976; President, Val-A Chicago,
         Inc., distributors of agricultural products.

3.       STEPHEN M. HALLENBECK, 54                                16,747 (2)    4.16%
         Director of First Evergreen or a Subsidiary
         Bank since 1979; Executive Vice President of First
         National Bank of Evergreen Park (6) since 1985;
         Secretary/Treasurer of First Evergreen since 1991.

4.       KENNETH J. OZINGA, 44 (5)                                15,377 (3)    3.82%
         Director of First Evergreen or a Subsidiary
         Bank since 1982; Chairman and President,
         First Evergreen Corporation and First National
         Bank of Evergreen Park. (6)

5.       MARTIN F. OZINGA, 54 (5)                                  4,591 (4)    1.14%
         Director of First Evergreen or a Subsidiary
         Bank since 1984; Senior Vice President of  First
         National Bank of Evergreen Park; Director of
         First National Bank of Evergreen Park since 1987. (6)

         (1) Includes 3,341 shares held jointly with Mr. Cismoski's wife; 159 shares held by Mr. Cismoski's wife; 375 shares held in trust for the benefit of Mr. Cismoski; and 62 shares held by Mr. Cismoski's minor children.

         (2) Includes 3,051 shares held jointly with Mr. Hallenbeck's wife; 10,276 shares held by Mr. Hallenbeck's wife; and 3,380 shares held by Mr. Hallenbeck's children.

         (3)     Includes 10,790 shares held jointly with Mr. Ozinga's wife.

         (4)     Includes 2,573 shares held jointly with Mr. Ozinga's wife.

         (5)     Messrs. Kenneth J. Ozinga and Martin F. Ozinga are cousins.

         (6) First National Bank of Evergreen Park is a subsidiary bank of First Evergreen.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of ten meetings during the year ended December 31, 1995. No director attended less than seventy-five percent of the meetings.

One director of the Company, Jerome J. Cismoski, is a member of the Internal Audit Committee of First National Bank of Evergreen Park, the Company's sole subsidiary. The Committee is comprised of two other non-employee subsidiary directors and met eight times during 1995. The Audit Committee recommends engagement of the Company's independent public accountant and is primarily responsible for the scope and adequacy of the Company's internal control functions.

The Board of Directors has no nominating or compensation committee or committees performing the functions of such.

OWNERSHIP OF FIRST EVERGREEN COMMON STOCK BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all persons known to First Evergreen to be the beneficial owner of more than five percent of First Evergreen Common Stock as of March 19, 1996. Beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest.


                                                             Number of Shares
                                                                and Nature of                  Percent
Name and Address of Beneficial Owner                       Beneficial Ownership              of Class
Alfred E. Bleeker                                                   31,606                      7.85%
9514 South Springfield Avenue
Evergreen Park, Illinois  60805

Daniel Butler, Jr.                                                  22,948 (1)                  5.70%
340 Lakeland Drive
Palos Park, Illinois  60464

First National Bank of Evergreen Park                               42,406 (2)                 10.53%
(a subsidiary of First Evergreen)
in various fiduciary capacities
3101 West 95th Street
Evergreen Park, Illinois  60805

All directors and officers as a group                               73,880                     18.35%
(six persons)


                Notes (1) and (2) appear on the following page

NOTES FROM PRECEDING PAGE - BENEFICIAL OWNERSHIP

         (1) Includes 11,210 shares held jointly with Mr. Butler's wife, 8,051 shares held by Mr. Butler's wife, 71 shares and 259 shares held in trust for the benefit of Mr. Butler and his wife, respectively, and 3,161 shares held by Mr. Butler's minor children.

         (2) First National Bank of Evergreen Park's Trust Department does not exercise voting power over any of these shares. No single beneficiary accounts for more than five percent of First Evergreen Common Stock. Excludes 330 shares controlled by beneficial owners herein listed.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors recommends the appointment of Ernst & Young LLP to express an independent opinion on the financial statements, controls over financial reporting and compliance with FDIC-designated laws and regulations of First Evergreen in 1996. The public accounting firm of Arthur Andersen LLP has been engaged since 1990. There have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or audit scope or procedure. Consequently, Arthur Andersen LLP has not issued an adverse or qualified opinion or disclaimer of opinion. It is anticipated that a representative of Arthur Andersen LLP will be present at the Meeting. If present, that representative will have an opportunity to make a statement on behalf of the accounting firm, if it desires, and will be available to respond to appropriate questions. In the absence of contrary directions from our stockholders, the proxies will be voted in favor of the election of Ernst & Young LLP as independent public accountant of First Evergreen in 1996.

PROPOSALS OF STOCKHOLDERS

Proposals of Stockholders intended to be presented at the 1997 Annual Stockholders Meeting must be received by First Evergreen's President prior to January 7, 1997 for inclusion in the 1997 proxy statement and form of proxy.

GENERAL

The Board of Directors knows of no other matters to be acted upon at the Meeting. However, if any other matter is lawfully brought before the Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgement of the persons acting under such proxy.

First Evergreen is filing with the Securities and Exchange Commission Form 10-K for the year ended December 31, 1995. Copies of First Evergreen's Form 10-K will be sent to Stockholders without charge upon written request. That request should be directed to:

                         Chairman
                         FIRST EVERGREEN CORPORATION
                         3101 West 95th Street
                         Evergreen Park, IL  60805

                                     PROXY

         This proxy is solicited by First Evergreen Corporation ("First Evergreen"), Evergreen Park, Illinois, for the Annual Meeting of Stockholders of First Evergreen to be held on the 25th day of April, 1996, at 2:00 p.m. Central Daylight Savings Time, at the First National Bank of Evergreen Park, located at 3101 West 95th Street, Evergreen Park, Illinois.

The undersigned hereby appoints Ronald J. Homa and Robert C. Wall, with full power of substitution and revocation, to vote all the stock of First Evergreen owned by the undersigned and entitled to vote at the Annual Meeting of Stockholders of First Evergreen on the 25th day of April, 1996, or any adjournment thereof, as effectively as the undersigned could so do if personally present.

1.       Election of Directors

         [ ]  FOR all nominees listed below (except as marked to the contrary)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

               Alfred E. Bleeker,   Jerome J. Cismoski,   Stephen M. Hallenbeck.
                     Kenneth J. Ozinga,   Martin F. Ozinga

2. Proposal to approve the appointment of Ernst & Young LLP as independent public accountants for First Evergreen.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted for Proposal No. 1, Proposal No. 2, and Proposal No. 3, above.

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          Dated ________________________________

Please sign exactly as your names appear on the First Evergreen stock certificates. When signing as attorney, executor, administrator, trustee, etc., please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.